Exhibit 4.12

Below is a list of the individuals who have signed the note in exhibit 4.2 along with the date of the note and the amount.

Bridge Loan Rollover Convertible Debt
First Name	Last Name	Date Issued	Amount
Gilbert	Beauperthuy	11/22/2010	$30,000
Henry	Amundson	12/14/2010	$5,000
Jason	Becht	12/21/2010	$1,500
Stephan	Bess	12/28/2010	$25,000
Mark	Bromson	12/13/2010	$100,000
Frank	Butaric	12/15/2010	$2,000
Alberto and Laura	Cattabriga	11/30/2010	$20,000
Richard	Cole	11/15/2010	$50,000
Armando	Cortina	11/18/2010	$5,000
Carlos	Cruz	11/15/2010	$1,000
Alfred	Damus	11/10/2010	$10,000
Robert	Dunne	12/10/2010	$50,000
Glen	Falk	11/18/2010	$5,000
Quinn	Hugh	12/5/2010	$75,000
Lawrence	May	11/22/2010	$60,000
Williams	Mills	12/1/2010	$5,000
Ricardo	Rivera	12/3/2010	$5,000
Allen	Selner	11/22/2010	$40,000
Scott	Solomon	12/3/2010	$2,500
Norman	Waas	11/12/2010	$2,500
Kenneth	West	12/7/2010	$25,000
Norman	Williams	11/24/2010	$5,000
		TOTAL	$524,500

Additional Convertible Debt 2010
William	Mills	12/14/2010	$2,000.00
Jonathan	Blum	12/27/2010	$10,000.00
Allen	Selner	11/29/2010	$25,000.00
Donald	Sandford	12/22/2010	$50,000.00
Mark	Bromson	12/13/2010	$100,000.00
		TOTAL	$187,000

Additional Convertible Debt 2011
Harold	Rifas	01/06/2011	$10,000.00
Christopher	Richards	01/11/2011	$5,000.00
Constance	Williams	01/11/2011	$5,000.00
Katharine	Suzan	01/11/2011	$1,200.00
	DCI, Inc	01/11/2011	$5,000.00
Jack	Connor	01/11/2011	$10,000.00
Jeremy	Schwartz	01/12/2011	$30,000.00
Brad	Mattison	01/19/2011	$2,000.00
Howard	Alpern	01/21/2011	$20,000.00
Mark	Merlin	01/26/2011	$7,500.00
Robert	Bourgeois	02/01/2011	$30,000.00
Melvin	Bourgeois	02/01/2011	$10,000.00
Richard	Cole	02/04/2011	$50,000.00
Betsy	Wise	02/04/2011	$5,000.00
Daniel	barczewski	02/08/2011	$5,000.00
Allen	Selner	02/09/2011	$20,000.00
Frank	Butaric	02/10/2011	$5,000.00
Gil	Hyatt	02/18/2011	$100,000.00
			$320,700.00